Exhibit 10.9

Contract

Party A: Shopping Guide Newspaper Office
Party B: Guangdong Xingbang Industry Information & Media Co., Ltd.

After mutual investigation and appraisal, Party A and Party B reach the following agreement concerning the general agency for advertising of the Shopping Guide (Guzhen Lighting Weekly Special Issue):
I. Agency Business Project
Party A authorizes Party B to take charge of and act as general agent for publishing and advertising of Party A’s Shopping Guide (Guzhen Lighting Weekly Special Issue) for a period of 5 years starting from March 1, 2008 to March 28, 2013, which is distributed geared to the industry.
During the valid term of the Contract, Party A shall not authorize any other agent or distribute and act as general agent for advertising of the Shopping Guide as a special issue in the lighting industry.
II. Agency Business Mode, Sales Turnover & Payment Term
1.
Party B shall fulfill advertising agency and distribution until it is completed for a period of 5 years and turn over the annual agency fees are RMB[            ], RMB[            ], RMB[            ] RMB[            ] and RMB[            ] respectively, which total to RMB[            ]. Such fees shall be paid annually on a lump-sum basis one month before each anniversary of the contract.

2.
Party B shall take full charge of distribution and advertising business of the Shopping Guide (Guzhen Lighting Weekly Special Issue). Each issue is colored quarto and the number of the pages shall be decided by Party B. Party B shall fix the advertising and distribution prices and the distribution price shall be uniform. Party B shall afford all expenses for printing paper, advertising and distribution.

3.
After the expiration of the cooperation, Party B shall have the priority over renewing the Contract under the same conditions. The separate agreement shall be signed for specific fees to be turned over.

III. Party A’s Rights and Obligations
1.
Party A shall provide all necessary approval documents and formalities related to normal publication, distribution and advertising agency for the Shopping Guide (Guzhen Lighting Weekly Special Issue) and guarantee its normal operation.

2.
Party A shall give a final review before advertising release in accordance with the Advertising Law and related regulations of the higher authorities and is entitled to ask Party B to revise the form of expression of the advertising content that fails to comply with laws and regulations as well as to provide Party B with necessary services and guidance for advertising release and business according to law. Party A shall never interfere with Party B’s decision-making power for normal advertising business.

3.
During the cooperation, except for failure to fulfill the Contract due to force majeure or reasons imputable to publication forbidden by the government, in case Party A terminates the cooperation unilaterally, Party A shall pay to Party B an annual contracting agency fee as compensation for both parties to terminate the Contract.

IV. Party B’s Rights and Obligations
1.
Party B shall undertake and release advertising in accordance with the related laws and regulations and ensure review carefully as well as submit it to Party A for review. In case of any economic disputes in advertising business, Party B shall assume the economic responsibilities of the advertising agent and advertising release party.

2.
Party B is under an obligation to timely turn over all types of payments in accordance with the Contract. In case Party B refuses to pay or delay payments, Party A is entitled to terminate the Contract unilaterally and to claim the related payments.

3.
Party B shall ensure that the drafts for review are provided to Party A according to the following time: submit all full-page proofs to Party A for review before 15:00 pm two days prior to publication. Party A shall timely review it and inform Party B of the review suggestions one day before publication and Party B shall complete the publication according to Party A’s suggestions.

4.	Party B shall mark the words “General Agent” and telephone.
5.	Party B shall strive to increase the newspaper circulation gradually and expand the distribution channels step by step.
6.
In case Party B terminates the Contract and does not act as Party A’s general agent for distribution and advertising due to the reasons attributable to Party B, Party B shall pay to Party A the penal sum equivalent to the contracting agency fee for next year for both parties to terminate the Contract.

V. Liability for Breach of Contract
During the Contract, either party that has difficulty in fulfilling the Contract shall carefully solve it through negotiation. If both parties fail to reach consensus, the default party shall assume responsibility for compensation. The specific compensation plan shall be negotiated by both parties or be solved through civil action in accordance with the state related laws and regulations. The litigation shall be governed by the people’s court at the location of the non-default party.
VI. Other
If the Contract is signed, Party A, Party B and the printing house shall sign a three-party agreement. Party B shall settle accounts with the printing house and assume all economic responsibilities. The Contract and the three-party agreement related to the printing house shall take effect simultaneously.
VII. For the matters uncovered hereto, an additional contract shall be made. The additional contract and the Contract are equally authentic.
VIII. The Contract is confirmed by both parties and shall not be transferred to the third party.
IX. The Contract is in four counterparts, and each party shall hold two copies. It shall take effect from the date of the signature by both parties.
X. Party B shall pay the contracting agency fee for the first year on the date of the signature of the Contract. The Contract shall take effect only after the payment is clear.

Party A: Shopping Guide Newspaper Office (Seal)
Representative: (Signature)
Date: Feb 23, 2008

Party B: Guangdong Xingbang Industry Information & Media Co., Ltd. (Seal)
Representative: (Signature)
Date: Feb 23, 2008